Exhibit 10.3

C E R T I F I C A T E

EMERSON ELECTRIC CO.

______ PERFORMANCE SHARES PROGRAM

THIS CERTIFIES that «FULL_NAME» is entitled to be a participant in Emerson Electric Co.’s _____ Performance Shares Program under the 2006 Incentive Shares Plan approved and adopted by the Board of Directors on November 1, 2005 and approved by the Stockholders on February 7, 2006, and has been awarded «AWARD_NAME» («AWARD_NUMBER») Units, all in accordance with the terms and provisions of said Plan.

Dated this ____ day of ________, 20__.

Approved by the Compensation Committee

INTRA-COMPANY CORRESPONDENCE

TO:	Cynthia G. Heath
FROM:	«FULL_NAME»
DATE:	__________, 2011
FILE:	201__ PERFORMANCE SHARES PROGRAM AWARD
SUBJECT:	Acceptance of Award

This is to advise that in consideration of the Compensation Committee's award of Performance Units in the [201__] Performance Shares Program under the 2006 Incentive Shares Plan (the “Plan”), (1) I accept such participation upon the terms contained in the Award Certificate and the attached Plan document, and (2) I agree that during my employment by Emerson Electric Co. or any of its divisions, subsidiaries or affiliates (collectively, "Emerson"), and for a period of two (2) years immediately after termination of such employment for any reason, I will not directly or indirectly, regardless of whether any payment has been made to me under the Plan, (a) compete against, or enter the employ of or assist any person, firm, corporation or other entity in a business that competes against, any business of Emerson in which I was employed, (b) compete against any such Emerson business by soliciting or pursuing its customers, or (c) solicit or hire any Emerson employees. Emerson shall be entitled to all rights and remedies available at law or equity for any breach or threatened breach of this agreement, including a return of all Performance Units and shares issued under the Plan, damages and injunctive relief. I also agree Missouri law governs this agreement without regard to any conflicts of laws principles and consent to resolve any disputes exclusively in the courts in the state of Missouri.

I acknowledge I have read and understand the above, the Plan and Program Highlights and agree to the terms of the award as set forth therein.

«FULL_NAME»
Date

Signature